CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated January 3, 2008, on the consolidated statements of income, stockholder’s equity and cash flows for the eight month period ended May 31, 2007 (predecessor period) of Pioneer Financial Services, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement (File No. 333-164109) on Form S-1.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Leawood, Kansas

January 19, 2010